UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 4, 2019

Non-Invasive Monitoring Systems, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Florida	000-13176	59-2007840
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4400 Biscayne Blvd., Suite 180, Miami, Florida 33137

(Address of Principal Executive Offices) (Zip Code)

(305) 575-4207

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name on each exchange on which registered
Common Stock, par value $0.01 per share	NIMU	OTC Pink

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

ITEM 1.02	Termination of a Material Definitive Agreement.

As previously reported, on December 3, 2018, Non-Invasive Monitoring Systems, Inc., a Florida corporation (the “Company”), entered into an Equity Exchange Agreement (the “Exchange Agreement”) with IRA Financial Trust Company, a South Dakota trust corporation (“IRA Trust”), IRA Financial Group LLC, a Florida limited liability company (“IRAFG” and, together with IRA Trust, “IRA Financial”), Adam Bergman and Fred Horner (together, the “Equityholders”). Upon the terms and subject to the conditions contained in the Exchange Agreement, the Company had agreed to issue to the Equityholders shares of a newly-designated series of its convertible preferred stock in exchange for 100% of the issued and outstanding equity in IRA Financial (the “Exchange”). The Company, IRA Financial and the Equityholders subsequently amended the Exchange Agreement on three occasions to extend the outside date for consummation of the Exchange, with the last such extension expiring on July 3, 2019 (the “Outside Date”). A description of the material terms of the Exchange Agreement is contained in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 4, 2019, which description is incorporated by reference in this Item 1.02 of this Current Report on Form 8-K.

On August 4, 2019, IRAFG delivered to the Company notice of termination of the Exchange Agreement pursuant to Section 8.01(b)(i) thereof due to the failure of the Exchange to have closed on or prior to the Outside Date. No termination fees, penalties or other amounts are payable by the Company in respect of such termination.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NON-INVASIVE MONITORING SYSTEMS, Inc.

Date: August 6, 2019	By:	/s/ James J. Martin
	Name:	James J. Martin
	Title:	Chief Financial Officer